Exhibit 99.1

News Release

www.nortel-canada.com

FOR IMMEDIATE RELEASE:	August 9, 2012

For more information:

Media Relations

MediaRelations@nortel-canada.com

Nortel Reports Financial Results for the Second Quarter 2012

Announces Discontinuance of Future Periodic Financial Reporting

•

Through the creditor protection process, Nortel has sold all of its businesses and remaining patents and patent applications generating approximately $7.8 billion in net proceeds for the benefit of its creditors, and preserving 16,000 jobs for employees with the purchasers of the businesses and assets.

•

Focus remains on maximizing value for stakeholders, including the sale of remaining assets, wind down of global operations and entities, ongoing cost reduction, creditor claims process, allocation of sales proceeds amongst the Nortel estates, and other significant work toward the conclusion of the Creditor Protection Proceedings.

Financial Presentation and Q2 2012 Results

•

Consolidated results include the results of operations and financial position of Nortel Networks Corporation, its principal operating subsidiary Nortel Networks Limited, and their subsidiaries in the Asia, CALA, and EMEA regions other than those included in the U.S. or EMEA deconsolidated subsidiaries.

•	Cash balance as of June 30, 2012 was $668 million, compared to $724 million as of March 31, 2012, plus restricted cash balance of $7.6 billion consisting primarily of divestiture and IP proceeds.

Discontinuance of Future Periodic Financial Reporting

•	Nortel Networks Corporation and Nortel Networks Limited to discontinue preparing and filing quarterly and annual financial statements and related MD&A

•	Canadian Securities Administrators are expected to issue cease trade orders in respect of NNC and NNL securities to take effect upon passing of Q3 2012 filing deadline

•	Canadian Directors and Officers to step down, Monitor to seek court approval for enhanced decision-making authority.

TORONTO—Nortel* Networks Corporation (NNC) [OTC: NRTLQ] announced its results for the second quarter of 2012. Results were prepared in accordance with United States generally accepted accounting principles (GAAP) in U.S. dollars.

NNC and Nortel Networks Limited (NNL) also announced today that Ernst & Young Inc., the court-appointed monitor (Monitor) in Nortel’s creditor protection proceedings under the Companies’ Creditors Arrangement Act (CCAA), after taking into account several factors arising from the advanced stage of the CCAA proceedings, has determined that the expense and resources required to comply with NNC and NNL’s quarterly and annual public reporting requirements can no longer be justified from the standpoint of the best interest of their creditors. Consequently, NNC and NNL will no longer be able to comply with their periodic reporting requirements and will discontinue preparing and filing quarterly and annual financial statements and all other periodic disclosure documents under applicable Canadian and U.S. securities laws effective as of the filing deadlines for their third quarter reporting obligations, being November 14, 2012 in the United States and November 29, 2012 in Canada.

Generally, when an issuer ceases to file its periodic disclosure documents in circumstances such as NNC and NNL’s, the Canadian Securities Administrators will issue orders prohibiting trading in securities of the relevant issuer effective from and after the filing deadline under Canadian securities laws (so-called cease trade orders). NNC and NNL will be making submissions to the Canadian Securities Administrators that cease trade orders expected to be issued in respect of the securities of NNC and NNL include certain permitted trading exceptions. However, there can be no assurance that the regulatory authorities will make such orders on the terms requested by NNC and NNL and, in particular, permit any trading exceptions.

In light of the foregoing, the directors and officers of NNC and NNL have indicated that they will step down from their positions with NNC and NNL upon the issuance of a court order under the CCAA that the Monitor will be seeking to extend its powers. Such order would allow the Monitor to exercise any powers that may be properly exercised by a board of directors and to terminate the engagement of NNC and NNL’s external auditors.

Following the third quarter filing deadlines, as a means of keeping the public informed of material developments during the remainder of the CCAA proceedings, and until otherwise determined by the Monitor, NNC and NNL will endeavour to continue to comply with the material change disclosure requirements under Canadian securities laws, to the extent practicable in the circumstances, and to file on SEDAR (the electronic filing system of the Canadian Securities Administrators) all court reports of the Monitor except for such reports, or portions thereof, in respect of which confidential treatment has been requested. All other continuous and current disclosure filings of NNC and NNL will be discontinued.

The materials filed in the CCAA proceedings are also available on the Monitor’s Restructuring Document Centre at www.ey.com/ca/nortel or by contacting the Monitor directly at 1-866-942-7177. Documents filed by the U.S. Debtors with the U.S. Court including monthly operating reports and other general information about the Chapter 11 proceedings are available at http://chapter11.epiqsystems.com/nortel. The content of these websites is not a part of this press release.

Q2 2012 Financial Results

Nortel’s consolidated results include the results of operations and financial position of NNC, its principal operating subsidiary NNL, and their subsidiaries in the Asia, CALA, and EMEA regions other than those included in the U.S. or EMEA deconsolidated subsidiaries. As of June 1, 2010, and October 1, 2010, the EMEA Subsidiaries and U.S. Subsidiaries, respectively, were deconsolidated and accounted for under the cost method of accounting. As a result of and following the divestitures of our businesses, only the residual contracts not transferred with the businesses are included in Nortel’s financial results. As a result of the business sales, Nortel currently has one reportable segment, being the consolidated entity, as its chief operating decision maker reviews financial and operating results on that basis.

Our historical financial performance is not indicative of our future financial performance.

Financial Summary

Nortel’s overall financial performance in the second quarter of 2012 reflects the sale of all of its businesses in prior quarters.

•	Revenues in the second quarter of nil.

•	SG&A expense in the second quarter of $25 million, a decrease of 52.8 percent from the year ago quarter.

•

Cash balance as of June 30, 2012 was $668 million, compared to $724 million as of March 31, 2012. Restricted cash balance of $7.6 billion consisting primarily of divestiture and patents and patent applications sales proceeds.

Revenues

Revenues were nil in the second quarter of 2012 compared to $1 million for the second quarter of 2011, related to remaining customer contracts.

SG&A

A focus on reducing costs resulted in lower SG&A expense compared to the year ago quarter. SG&A expense was $25 million in the second quarter of 2012, compared to $53 million for the second quarter of 2011.

Net Loss

The Company reported a net loss in the second quarter of 2012 of $131 million, compared to a net loss of $115 million in the second quarter of 2011.

The net loss in the second quarter of 2012 included interest expense of $86 million, other expense—net of $8 million comprised primarily of a currency exchange loss of $8 million, and reorganization items of $6 million.

Reorganization items of $6 million were primarily comprised of professional fees of $10 million and $7 million related to the settlement of certain creditor claims, partially offset by $9 million related to gains on divestitures.

The net loss in the second quarter of 2011 included interest expense of $80 million, partially offset by other operating income – net of $18 million primarily related to billings under transition services agreements, other income – net of $9 million comprised primarily of a currency exchange gain, and reorganization items of $7 million.

Reorganization items of $7 million were primarily comprised of gains on divestitures of $37 million related primarily to the sale of the GDNT assets and additional escrow proceeds related to the divestiture of the Optical Networking and Carrier Ethernet business, partially offset by professional fees of $21 million.

Cash

The cash balance as of June 30, 2012 was $668 million, compared to a cash balance of $724 million as of March 31, 2012. Restricted cash was $7.6 billion primarily related to the business divestiture and IP proceeds. The cash balance decreased primarily due to cash outflows related to general operations, the negative impact of foreign currency fluctuations on cash and cash equivalents, and dividends paid by NNL subsidiaries to noncontrolling interests.

**********

As previously announced, Nortel does not expect that the Company’s common shareholders or the NNL preferred shareholders will receive any value from the creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

**********

About Nortel

For more information, visit Nortel on the Web at www.nortel-canada.com.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Nortel’s assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) risks and uncertainties relating to the Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: obtain required approvals and successfully consummate remaining divestitures; successfully conclude ongoing discussions for the sale of Nortel’s remaining assets; develop, obtain required approvals for, and implement a court approved plan; allocation of the sale proceeds of our businesses and assets among the various Nortel entities participating in these sales may take considerable time to resolve; resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; maintain adequate cash on hand in each of its jurisdictions to fund remaining work within the jurisdiction during the Creditor Protection Proceedings; obtain any further required approvals from the Canadian Monitor, the U.K. Administrators, the U.S. Principal Officer, the U.S. Creditors’ Committee, or other third parties; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantive consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; operate effectively, and in consultation with the Canadian Monitor, the Canadian creditors’ committee, the U.S. Creditors’ Committee, the U.S. Principal Officer, and work effectively with the U.K. Administrators and French Administrator in their respective administration of the EMEA businesses subject to the Creditor Protection Proceedings; continue as a going concern; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings; retain and incentivize key employees as may be needed; retain, or if necessary, obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be prescribed pursuant to any court approved plan to outstanding Nortel securities and, in particular, that Nortel does not expect that any value will be prescribed to the NNC common shares or the NNL preferred shares in any such plan; the delisting of NNC common shares from the NYSE; the delisting of NNC common shares and NNL preferred shares from the TSX and; any cease trade orders that are expected to be issued by Canadian Securities Administers to prohibit trading in securities of NNC and NNL following the third quarter filing deadlines applicable to NNC and NNL’s quarterly reporting obligations under Canadian securities laws; and (ii) risks and uncertainties relating to Nortel’s remaining restructuring work including fluctuations in foreign currency exchange rates; the sufficiency of workforce and cost reduction initiatives; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems; and Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.

Note that Nortel will not be hosting a teleconference/audio webcast to discuss second quarter 2012 results.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Statements of Operations (unaudited)

(U.S. GAAP; Millions of U.S. dollars, except per share amounts)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues	$—	$1	$1	$21
Cost of revenues	1	5	2	27

Gross profit (loss)	(1)	(4)	(1)	(6)
Selling, general and administrative expense	25	53	52	91
Other operating income – net	—	(18)	(1)	(42)

Total operating expenses	25	35	51	49

Operating loss	(26)	(39)	(52)	(55)
Other income (expense) – net	(8)	9	(18)	(3)
Interest expense	(86)	(80)	(172)	(159)

Loss from operations before reorganization items—net and income taxes	(120)	(110)	(242)	(217)
Reorganization items – net	(6)	7	62	11

Loss from operations before incomes taxes	(126)	(103)	(180)	(206)
Income tax benefit (expense)	(2)	(2)	(7)	(1)

Net loss	(128)	(105)	(187)	(207)
Income attributable to noncontrolling interests	(3)	(10)	(7)	(13)

Net loss attributable to Nortel Networks Corporation	$(131)	$(115)	$(194)	$(220)

Average shares outstanding (millions) – Basic	499	499	499	499
Average shares outstanding (millions) – Diluted	499	499	499	499
Basic loss per common share	($0.26)	($0.23)	($0.39)	($0.44)

Diluted loss per common share	($0.26)	($0.23)	($0.39)	($0.44)

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Balance Sheets (unaudited)

(U.S. GAAP; Millions of U.S. dollars, except per share amounts)

	June 30, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$668	$751
Restricted cash and cash equivalents	77	93
Accounts receivable – net	159	174
Other current assets	71	79

Total current assets	975	1,097

Restricted cash	7,566	7,479
Other assets	41	52

Total assets	$8,582	$8,628

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Trade and other accounts payable	$290	$320
Payroll and benefit-related liabilities	5	17
Contractual liabilities	17	19
Other accrued liabilities	13	18

Total current liabilities	325	374

Long-term liabilities
Deferred income taxes – net	6	7
Other liabilities	8	17

Total long-term liabilities	14	24

Liabilities subject to compromise	11,109	10,939

Total liabilities	11,448	11,337

SHAREHOLDERS’ DEFICIT
Common shares, without par value – Authorized shares: unlimited; Issued and outstanding shares: 498,206,366 as of June 30, 2012 and December 31, 2011	35,604	35,604
Additional paid-in capital	3,597	3,597
Accumulated deficit	(42,600)	(42,406)
Accumulated other comprehensive income	(104)	(143)

Total Nortel Networks Corporation shareholders’ deficit	(3,503)	(3,348)

Noncontrolling interest	637	639

Total shareholders’ deficit	(2,866)	(2,709)

Total liabilities and shareholders’ deficit	$8,582	$8,628

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Statements of Cash Flows

(U.S. GAAP; Millions of U.S. dollars)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Cash flows from (used in) operating activities
Net loss attributable to Nortel Networks Corporation	$(131)	$(115)	$(194)	$(220)
Adjustments to reconcile net loss to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	2	10	4	20
Deferred income taxes	(2)	—	(1)	—
Pension and other accruals	11	14	22	28
Income attributable to noncontrolling interests—net of tax	3	10	7	13
Reorganization items – non cash	(1)	(28)	(88)	(60)
Other – net	31	(12)	2	(33)
Change in operating assets and liabilities: Other	52	185	162	266

Net cash from (used in) operating activities	(35)	64	(86)	14

Cash flows from (used in) investing activities
Change in restricted cash and cash equivalents	(8)	(111)	(71)	(151)
Proceeds from sales of investments and businesses and assets – net	11	58	88	107

Net cash from (used in) investing activities	3	(53)	17	(44)

Cash flows from (used in) financing activities
Dividends paid by subsidiaries, including to noncontrolling interests	(8)	—	(8)	—

Net cash from (used in) financing activities	(8)	—	(8)	—

Effect of foreign exchange rate changes on cash and cash equivalents	(16)	4	(6)	13

Net increase (decrease) in cash and cash equivalents	(56)	15	(83)	(17)

Cash and cash equivalents at beginning of period	724	775	751	807

Cash and cash equivalents at end of period	$668	$790	$668	$790